UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 26, 2011

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of Shareholders was held on October 26, 2011 (“the Annual Meeting”).  There were 21,944,140 shares of common stock entitled to be voted, and 20,699,958 shares were present in person or by proxy at the Annual Meeting.  Four items of business were acted upon by shareholders at the Annual Meeting.  The voting results are as follows:

1.           Election of Directors.  Shareholders elected Clinton Severson, Vernon Altman, Richard Bastiani, Michael Casey, Henk Evenhuis and Prithipal Singh, the Company’s nominees for director, to serve as directors until the 2012 Annual Meeting, as follows:

Nominees	Votes For	Votes Withheld	Non-Votes
Clinton H. Severson	13,904,364	3,873,875	2,921,719
Vernon E. Altman	17,637,459	140,780	2,921,719
Richard J. Bastiani, Ph.D.	17,507,940	270,299	2,921,719
Michael D. Casey	17,512,197	266,042	2,921,719
Henk J. Evenhuis	17,514,047	264,192	2,921,719
Prithipal Singh, Ph.D.	14,847,779	2,930,460	2,921,719

2.           Advisory Vote on Executive Compensation.  Shareholders adopted the resolution “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED” as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
17,241,737	517,513	18,989	2,921,719

3.           Advisory Vote on Frequency of Advisory Votes on Executive Compensation. Shareholders adopted the following resolution:  “RESOLVED, that the frequency of every year is hereby APPROVED as the frequency preferred by shareholders for the solicitation of advisory shareholder approval of the compensation paid to the Company’s named executive officers” as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
15,343,886	11,634	2,401,499	21,220	2,921,719

4.           Ratification of Auditor Appointment.  Shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
20,630,881	1,962	67,115	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011	ABAXIS, INC.

	By:	/s/ Alberto Santa Ines

Alberto Santa Ines
Vice President, Finance and
Chief Financial Officer